EXHIBIT 23.7




                         BERKSHIRE CAPITAL CORPORATION
            399 PARK AVENUE O 28TH FLOOR O NEW YORK, NEW YORK 10022
                   TEL: (212) 207-1000 O FAX: (212) 207-1019


                    CONSENT OF BERKSHIRE CAPITAL CORPORATION

     We hereby consent to the use of our opinion letter to the Board of Directors of Interstate/Johnson Lane, Inc., included as Appendix D to the Proxy Statement/Prospectus of Wachovia Corporation ("Wachovia"), which forms part of the Registration Statement on Form S-4, relating to the proposed merger of Wachovia and Interstate/Johnson Lane, Inc., and to the references therein to such opinion under the caption "The Merger -- Opinion of IJL Financial Advisor."


     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         Very truly yours,


                                         BERKSHIRE CAPITAL CORPORATION


                                         By: /s/ R. BRUCE CAMERON
                                            -----------------------------------

                                            R. Bruce Cameron
                                            Managing Director


New York, New York

December 16, 1998